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                                                                    Exhibit 10.2



                          PLEDGE AND SECURITY AGREEMENT


                  PLEDGE AND SECURITY AGREEMENT (this "Security Agreement"), dated June 24, 1998 between KBC BANK N.V., Grand Cayman Branch ("Pledgee"), and REGENCY AFFILIATES, INC., a Delaware corporation ("Pledgor").

                                    RECITALS

                  A. Pledgor is a limited partner in Security Land and Development Company Limited Partnership, a Maryland limited partnership ("Partnership").

                  B. Pledgor and Pledgee have entered into a Loan Agreement of even date herewith as it may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement or the Uniform Commercial Code as adopted in New York, as applicable.

                  C. Pledgee has agreed, subject to the terms and conditions of the Loan Agreement, to make a Loan (the "Loan") in the amount of Nine Million Three Hundred Eighty-Three Thousand Three Hundred Nineteen and 77/100 Dollars ($9,383,319.77).

                  D. As a condition precedent to Pledgee making the Loan, the Pledgee requires that the Pledgor execute and deliver this Security Agreement to Pledgee to secure the prompt and complete performance of all of the obligations and payment of all of the Obligations.

                  Accordingly, Pledgor hereby agrees with Pledgee as follows:

                  1. Security Interest. In consideration of the Loan and any loan, advance, or other extension of credit heretofore or hereafter made by Pledgee under the Loan Agreement or otherwise to, or for the account or benefit of the Pledgee, and as security for the Obligations (as hereinafter defined), Pledgor hereby delivers, pledges and grants a continuing security interest to Pledgee (the "Security Interest") in all right, title and interest of Pledgor, whether now owned or hereafter acquired, in and to the limited partnership interest of Pledgor in the Partnership (the "Pledged Interest"), including without limitation: (i) all of Pledgor's interests in respect of the Pledged Interest in the capital of the Partnership and Pledgor's interest in all profits and distributions to which Pledgor shall at any time be entitled in respect of such Pledged Interest; (ii) all other payments, if any, due or to become due to Pledgor in respect of such Pledged Interest pursuant to the Partnership Agreement whether as contractual obligations, damages, insurance proceeds or otherwise, other than payments of management fees; (iii) all of Pledgor's rights, powers and remedies, if any, under the Partnership Agreement as a limited partner thereunder or arising from its ownership of the Pledged Interest pursuant thereto; (iv) all of Pledgor's rights under the Partnership Agreement as a limited partner to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, execute, endorse or cash any checks or other payments, or

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other instruments or orders, to file any claims and to take any action that (in the opinion of Pledgee) may be necessary or advisable in connection with any of the foregoing; and (v) to the extent not otherwise included, all proceeds of any or all of the foregoing (collectively, the "Collateral").

                  2. Obligations Secured. The Collateral secures payment and performance (a) by Pledgor of all of the Obligations as defined in the Loan Agreement and (b) by Pledgor of all current and future debts, liabilities, agreements, covenants, and obligations of Pledgor to Pledgee in connection with the Loan and the Note, under or pursuant to this Security Agreement or the Loan Agreement (all of the foregoing referred to collectively herein as the "Obligations").

                  3. Representations and Warranties of Pledgor. Pledgor represents and warrants that: (a) Pledgor is the legal and beneficial owner of the Collateral free of all pledges, security interests, charges, liens, or other encumbrances, except under this Security Agreement; (b) Pledgor has the power and authority to convey any or all of its rights and interests in the Collateral; (c) the General Partner and each limited partner of the Partnership has consented to the Security Interest being granted herein to Pledgee, and Pledgor has the full power to convey the Collateral subject only to the terms and conditions set forth in the Partnership Agreement; (d) there are no options, warrants, calls, or other rights or commitments of any character giving any person the right to purchase the Collateral from Pledgor; (e) no certificates, Instruments or documents have been issued by the Partnership to evidence the Collateral; (f) there are no restrictions on the voting rights associated with the Collateral or upon the transfer of any of the Collateral, other than those restrictions contained in this Security Agreement, the Loan Agreement and the Partnership Agreement, which have not been waived by the party having the right to enforce such restrictions; (g) the execution and delivery by Pledgor of, and performance by Pledgor of its obligations under, this Security Agreement does not and will not result in any violation of or conflict with the terms of Pledgor's articles of organization or by-laws, the Partnership Agreement or any agreement, indenture, instrument, license, judgment, decree, order, law, statute, or, ordinance or other governmental rule or regulation applicable to or binding upon Pledgor; (h) no security agreement, financing statement, assignment or equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office or at the records of the Partnership, except financing statements with respect to the Collateral filed by the Pledgee pursuant to this Security Agreement; (i) upon the filing of all appropriate financing statements under the Uniform Commercial Code, and the execution and delivery by Pledgor and the Partnership of a Control Letter, all steps necessary to create and perfect the security interest created by this Security Agreement as a valid and continuing first lien on and first perfected security interest in the Collateral in favor of the Pledgee prior to all other Liens will have been taken; and (j) the chief place of business and the chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral is located at 729 South Federal Highway, Suite 307, Stuart, Florida 34994.

                  4. Covenants of Pledgor. So long as this Security Agreement is in effect, Pledgor: (a) will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free from all security interests or other encumbrances, except under this Security Agreement; will not sell, transfer, assign, deliver or otherwise dispose of any Collateral



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or any interest therein or right thereunder or grant to any person any option, warrant, or other rights to acquire any of the Collateral or any interest therein or right thereunder, without the prior written consent of Pledgee; and will not cause, permit or consent to any amendment or modification to the Partnership Agreement without the prior written consent of Pledgee; (b) in connection herewith, will execute and deliver to Pledgee such financing statements, assignments, and other documents and do such other things relating to the Collateral and the Pledgee's Security Interest as Pledgee may reasonably request (all costs of lien searches and filing financing statements, assignments and other documents in all public offices reasonably requested by Pledgee shall constitute part of the Obligations and be secured by all of the Collateral as well as all other property serving as security for the Obligations); (c) will notify Pledgee promptly in writing of any change in Pledgor's address; (d) will not, except upon Pledgee's request or with Pledgee's prior written consent, seek or take delivery of any additional Instrument or other written document constituting or evidencing any Collateral, and if Pledgor receives any such Instrument or document (whether or not at Pledgee's request or with its consent), Pledgor will immediately notify Pledgee thereof and immediately deliver such Instrument or document to Pledgee, duly endorsed as Pledgee requests or accompanied by an appropriate instrument of transfer executed in blank; (e) will pay or reimburse Pledgee for all taxes, assessments and other charges of every nature which may be imposed, levied or assessed on Pledgee in respect of the Collateral; (f) will defend the right, title and interest hereunder of the Pledgor as a first priority security interest; (g) will advise Pledgor (i) promptly of any lien, security interest, encumbrance or claim made or asserted against the Collateral, (ii) of any distribution of cash or other property by the Partnership, or (iii) the occurrence of any other event would have an adverse effect on the value of the Collateral or the Security Interest of the Pledgee; and (h) will not change its name unless it has given thirty days prior written notice to Pledgee.

                  5. Voting Rights. During the term of this Security Agreement, so long as no Event of Default shall have occurred, Pledgor shall have the right to vote the Collateral, to the extent such right exists under the Partnership Agreement, on all partnership questions for all purposes not inconsistent with the terms of this Security Agreement and with the Pledgee's prior written consent. Upon the occurrence of an Event of Default, Pledgee shall thereafter have, at its discretion, subject to the Project Documents, the option to exercise all voting powers and other partnership rights, to the extent such powers and rights exist under the Partnership Agreement, pertaining to the Collateral.


                  6. Consent of Partners of Pledgee.

                     (a) Contemporaneously herewith, and as an additional condition precedent to Pledgee's obligation to make the Loan, Pledgor shall execute and deliver and shall cause the general partner of the Partnership to execute and deliver the notice of pledge in the form of Exhibit A attached hereto.


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                     (b) At any time after an Event of Default has occurred and is continuing, Pledgee is authorized to transfer the Collateral or any part thereof into its own name or that of its nominee so that Pledgee or its nominee may become admitted as a limited partner of Partnership.

                  7. Distributions and Other Income from Collateral.

                     (a) Pledgor hereby grants to Pledgee full irrevocable power and authority to receive and hold cash and non-cash distributions (including without limitation, Partnership Distributions) by the Partnership which may be held free and clear of the liens created hereby, and to convert any such non-cash distributions to cash, and, except as provided in the next succeeding sentence, to apply any such cash distributions or proceeds of conversion in the manner specified in the Loan Agreement. So long as no Event of Default has occurred and is continuing, Pledgee shall remit to Pledgor an amount of each distribution of Net Cash Flow (and defined below) received prior to October 31, 2003, equal to the lesser of the amount of such distribution and three (3%) of the income of the Partnership for the taxable year to which such distribution relates which was allocated to Pledgor under the Partnership Agreement. For the purposes hereof, "Net Cash Flow" has the meaning given to such term by Section 9.01(e) of the Partnership Agreement, excluding, in any event, all proceeds from a sale or financing of the Property.

                     (b) If Pledgor receives, or becomes entitled to receive, any additional limited partnership interest in the Partnership or any other property (whether by reclassification, readjustment, or other change in the capital structure of such Pledgee, or in any other manner), such additional or other property shall constitute Collateral, and Pledgor shall direct the Partnership to record such additional limited partnership interest in the name of Pledgee on its books and deliver all such other property directly to Pledgee to be held as Collateral.

                     (c) If, notwithstanding the foregoing, Pledgor receives any distribution or other property which should have been paid or delivered directly to Pledgee, as provided in subsections (a) or (b), above, or which was paid to Pledgor in violation of subsection (a), Pledgor shall receive such distribution or property, as the case may be, in trust for the benefit of Pledgee, shall segregate such distribution or property from the other property or funds of Pledgor, and deliver it immediately to Pledgee in the form received (with any necessary endorsement).

                  8. Increases, Profits, Payments or Distributions. Whether or not an Event of Default has occurred any increase in or profits on the Collateral (which, for the purposes hereof, shall not include distributions referred to in Section 7(a)) shall be part of the Collateral.

                  9. Events of Default. It shall be an Event of Default hereunder if any Event of Default under the Loan Agreement occurs.

                 10. Remedies.

                     (a) Whenever an Event of Default occurs and so long as it continues, Pledgee shall have, and may exercise with respect to the Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, as well as those rights granted herein, under the Loan Agreement, and in any other agreement now or hereafter in effect between Pledgor and Pledgee. Without limiting the generality of the



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foregoing, whenever an Event of Default exists, Pledgee may sell or otherwise dispose of all or any part of the Collateral upon prior notice to Pledgor, by public or private sale, in one or more transactions, and in such order as Pledgee determines. Proceeds realized from such sales and dispositions shall be applied first to Pledgee's costs and expenses in connection therewith and then to the Obligations in such order as Pledgee determines. Pledgor recognizes that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended (the "Securities Act") and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and other terms less favorable than if the Collateral were sold at public sales, and agrees that Pledgee has no obligation to delay the sale of the Collateral for the period of time necessary to permit Pledgee to register the Collateral for sale under the Securities Act or such state laws. Pledgor agrees that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                     (b) Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by Pledgee of a sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered personally against receipt, or sent by a recognized overnight delivery service, at least five (5) days prior to such action, to Pledgor's address set below his signature hereto or to such other address as is specified in writing to Pledgee as the address to which notices shall be given to Pledgor.

                     (c) All costs and expenses incurred by Pledgee in enforcing this Security Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, without limitation, if Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' and paralegals' fees incurred by Pledgee), shall constitute part of the Obligations, and all such costs and expenses are secured by the Collateral, as well as by all other property serving as security for the Obligations.

                 11. Miscellaneous.

                     (a) Pledgor authorizes Pledgee, without notice or demand and without affecting any obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate, or otherwise change the time of payment, the terms of, or the interest on the Obligations or any part thereof; (ii) to take from any party and hold collateral (other than the Collateral) for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or any part thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Obligations or any part thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any other collateral as security for the payment



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of the Obligations or any part thereof, or any other party in any way obligated to pay the Obligations or any part thereof; and (iv) to direct the order or manner of the disposition of the Collateral and any and all other collateral and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as Pledgee, in its sole discretion, may determine.

                     (b) Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact (without requiring Pledgee) to perform all acts which Pledgee deems appropriate in accordance with this Security Agreement to perfect and continue its interests hereunder in the Collateral and to protect, preserve and realize upon the Collateral. Pledgor further appoints Pledgee as its attorney-in-fact to execute such orders and receipts for payment of the Collateral in accordance with this Security Agreement as Pledgee deems appropriate in its sole discretion. These powers of attorney are coupled with an interest and shall be irrevocable and are given to secure performance by Pledgor of the Obligations. Pledgor ratifies and approves all acts of such attorney, and Pledgee shall not be liable for any acts or omissions or any error of judgment or mistake of fact or law other than resulting from Pledgee's gross negligence or willful misconduct. Whenever Pledgee takes any action hereunder as Pledgor's attorney when an Event of Default does not exist, then Pledgee shall give Pledgor reasonable contemporaneous notice (which may be by telephone) of such action. Subject to the terms of this Security Agreement, Pledgee may demand, collect, and sue on the Collateral (in either its or Pledgor's name, at Pledgee's sole option), and enforce, compromise, settle, or discharge the Collateral, without discharging the Obligations or any part thereof and whether or not any such action results in the imposition of any penalty. Pledgor authorizes and directs each Pledgee to make any payments in respect of the Collateral as Pledgee may direct and hereby releases each Pledgee from any liability to Pledgor for making such payments.

                     (c) Upon Pledgor's failure to perform any of its duties hereunder and under the Loan Agreement, Pledgee may, but shall not be obligated to, perform any or all such duties, and the cost thereof shall be secured by the Collateral, as well as by all other property serving as security for the Obligations.

                     (d) Pledgee's failure to exercise any right, remedy or option under this Security Agreement or any supplement or other agreement between Pledgee and Pledgor or delay by Pledgee in exercising the same will not operate as a waiver. No waiver by Pledgee shall affect its right to require strict performance of this Security Agreement. Pledgee's rights and remedies will be cumulative and not exclusive.

                     (e) Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to any matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Pledgor shall have the sole responsibility for taking any and all steps to preserve rights against any and all parties to any Collateral, whether or not in Pledgee's possession. Pledgee shall not be responsible for loss or damage resulting from Pledgee's failure



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to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Pledgor waives protest of any Instrument constituting Collateral at any time held by Pledgee on which such Pledgor is in any way liable and waives notice of any other action taken by Pledgee.

                     (f) If any provision of this Security Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Security Agreement.

                     (g) Upon any assignment by Pledgee of its rights and obligations, or any part thereof, in accordance with the Loan Agreement, such assignee shall become vested with Pledgee's rights and benefits hereunder to the extent of such assignment.

                     (h) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Pledgee is required to surrender or return such payment or proceeds to any person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Security Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Pledgee. This subsection shall remain effective notwithstanding any contrary action which may be taken by Pledgee in reliance upon such payment or proceeds. This subsection shall survive the termination or revocation of this Security Agreement.

                     (i) This Security Agreement may not be modified, altered or amended, except by an agreement in writing signed by Pledgor and Pledgee.

                     (j) Neither Pledgee nor any Pledgee Affiliate (as defined below) shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Security Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, and the like), whether such damages are foreseeable or unforeseeable, even if Pledgee has been advised of the possibility of such damages. Neither Pledgee nor any Pledgee Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Pledgor through the ordinary negligence of Pledgee, or any Pledgee Affiliate. "Pledgee Affiliate" shall mean Pledgee's directors, officers, employees, agents, attorneys and any other person or entity affiliated with or representing Pledgee.

                     (k) This Security Agreement, the Loan Agreement and the other Loan Documents represent the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

                     (l) All terms, conditions, promises, covenants, provisions and warranties set forth in this Security Agreement shall inure to the benefit of and bind Pledgee's and Pledgor's respective representatives, successors and assigns.


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                     (m) THIS SECURITY AGREEMENT SHALL BE INTERPRETED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. PLEDGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. PLEDGOR WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. PLEDGOR FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 11(o) HEREOF FOR THE GIVING OF NOTICE.

                     (n) PLEDGEE AND PLEDGOR EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY CONDUCT, ACTS OR OMISSIONS OF PLEDGEE OR PLEDGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PLEDGEE OR PLEDGOR IN CONNECTION WITH THIS SECURITY AGREEMENT OR THE COLLATERAL, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                     (o) Any notice required hereunder shall be in writing and addressed to Pledgor and to Pledgee at their addresses set forth beneath their respective signatures below. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or two (2) days after deposit in the United States mail, postage prepaid.

                     (p) This Security Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

                     (q) This Security Agreement shall remain in full force and effect until all of the Obligations have been indefeasibly paid and performed in full and the Loan Agreement and all other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Security Agreement, have been terminated, at which time Pledgee shall release its Security Interest in the Collateral.


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                  IN WITNESS WHEREOF, Pledgor has executed and delivered this
Security Agreement on June ____, 1998.

                                          PLEDGOR
                                          REGENCY AFFILIATES, INC.


                                          By:
                                             ---------------------------------
                                             William R. Ponsoldt, Sr.
                                             President

                                             Address:  729 South Federal Highway
                                                       Suite 307
                                                       Stuart, Florida 34994


PLEDGEE

Accepted at ____________, ____________
this _____ day of June, 1998

KBC BANK N.V.,
Grand Cayman Branch


By:
   -----------------------------------
   Name:
   Title:



By:
   -----------------------------------
   Name:
   Title:


Address:  c/o 125 West 55th Street
          New York, New York 10019




                        [ PLEDGE AND SECURITY AGREEMENT ]

                                                                       EXHIBIT A


Regency Affiliates, Inc.
729 South Federal Highway
Suite 307
Stuart, Florida 34994


KBC Bank N.V.
125 West 55th Street
New York, New York 10019


                        RE: PLEDGE OF LIMITED PARTNERSHIP

Ladies and Gentlemen:

                     You have advised us that, pursuant to a Pledge and Security Agreement, dated June __, 1998 with KBC Bank N.V., Grand Cayman branch, ("Pledgee"), a copy of which is attached hereto (the "Security Agreement"), Regency Affiliates, Inc. ("Limited Partner") has pledged to Pledgee and granted to Pledgee a security interest in its limited partnership interest in Security Land and Development Company Limited Partnership (the "Partnership") and in certain other property described therein (collectively, the "Collateral"). Defined terms used herein shall have the meanings assigned thereto in the Loan Agreement dated June __, 1998 between Limited Partner and Pledgee providing a loan from KBC Bank to Limited Partner (the "Loan Agreement"). In connection therewith, we hereby acknowledge and agree, for the benefit of Limited Partner and Pledgee, as follows:


                     1. We hereby acknowledge notice that Limited Partner has pledged to Pledgee and granted to Pledgee a security interest in the Collateral (as defined in the Security Agreement). We agree to mark the books and records of the Partnership accordingly to reflect such pledge and security interest.

                     2. Until Pledgee notifies us in writing to the contrary, we agree to: (i) pay directly to Pledgee when due and payable (a) all distributions payable to Pledgor, (b) all payments in respect of the redemption of all or any part of the Collateral payable to Pledgor, (c) all payments in respect of the Collateral payable to Pledgor upon the Partnership's liquidation, dissolution, or winding-up, and (d) all other sums at any time due in respect of the Collateral payable to Pledgor; and (ii) deliver directly to Pledgee any certificate, instrument, or other tangible evidence of any Collateral, including, without limitation, any additional securities or any warrant, right or option to acquire, or any security convertible into, any interest of the Partnership, to the extent at any time issued or issuable to Limited Partner.

                     3. We shall not, without Pledgee's prior written consent, register on the Partnership's books or otherwise give effect to any transfer of the Collateral or any pledge thereof, security interest therein, or other encumbrance thereon.

                     4. We will send to Pledgee a copy of each of the following items that we send to the Limited Partner or the Trustee at the time we provide the same to the Limited Partner or the Trustee: all tax information and tax reports concerning the Partnership; financial information and financial reports concerning the Partnership; information and reports concerning the value or condition of the Collateral; notices required by the Project Documents; and any other material notice, report, or other communication.

                     5. We agree that, if the General Partner of the Partnership receives (a) written notice from Pledgee that the loan under the Loan Agreement is outstanding and that an Event of Default has occurred and continues under the Loan Agreement and that the General Forbearance Period (as defined in Section
14.02 of the Partnership Agreement), if any, has expired or been terminated and
(b) written instructions from Pledgee to transfer the Limited Partner's partnership interest in the Partnership to Pledgee or RVI American Insurance Company, a subsidiary or affiliate of either , or any designee, as specified in such notice, then the General Partner shall cause such assignment on the books of the Partnership and shall take such other action as is contemplated and authorized by Section 14.02 of the Partnership Agreement to effectuate the assignment of the Limited Partner's partnership interest and the substitution of the assignee pursuant to such section.

                     6. We shall have no liability to Pledgee in the event that any agreement, instrument or document executed by us as attorney-in-fact for a limited partner of the Partnership at Pledgee's request in connection with the enforcement of Pledgee's security interest shall be determined to have exceeded the authority granted in the applicable power of attorney.

                     7. We hereby represent and warrant to Pledgee as follows:

                        (a) The Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Maryland. The Partnership is qualified to do business and in good standing in all jurisdictions in which the failure to be so qualified and in good standing would have a material adverse effect on its business, properties, or financial condition. The Partnership has all requisite power and authority to conduct its business as now conducted and own its property.

                        (b) The Partnership has the full power, authority and legal right to execute, deliver, and perform the Escrow Agreement dated the date hereof by and among the Partnership, KBC Bank, R.V.I, and State Street Bank and Trust Company, as escrow agent and trustee (the "Escrow Agreement"). The Partnership has taken all required action to authorize the execution, delivery, and performance of the Escrow Agreement. The Escrow Agreement has been duly executed and delivered by the Partnership, and constitutes its legal, valid and binding agreement and obligation enforceable against it in accordance with its terms.

                     8. We agree that none of the terms of this letter may be modified in any respect without the prior written consent of Pledgee, and we further agree that such terms shall continue in full force and effect until Pledgee notifies us in writing that the pledge and security interest under the Security Agreement has terminated.

                     9. Limited Partner hereby agrees that we may comply with the terms of this letter without any obligation to inquire into the propriety or validity of any action taken or omitted by Pledgee and without any liability to Limited Partner whatsoever for any action or inaction hereunder on our part.

                     10. This letter shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (without giving effect to the conflicts of laws principles of such state). This letter may be signed in one or more counterparts and by each party in separate counterparts, each of which shall be an original and all of which together constitute one agreement.


                               (Signatures Follow)

                                           Very truly yours,

                                           1500 WOODLAWN LIMITED PARTNERSHIP

                                           By:  Woodlawn Investment Group, Inc.,
                                                Managing General Partner

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:



                                           WOODLAWN INVESTMENT GROUP, INC.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted and Agreed:

REGENCY AFFILIATES, INC.



By:
   ------------------------------------
   William R. Ponsoldt, Sr.
   President


KBC BANK N.V.,
Grand Cayman Branch


By:
   ------------------------------------
   Name:
   Title


By:
   ------------------------------------
   Name:
   Title: